Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact: Mark Edwards

423.314.6216

Beat The Bogey Man and HyPerformance Inc. Set to Join Forces with U.S. Pro Golf Tour

Dr. Travis Fox will Serve as “Head” Coach for USPGT

Orlando, FL - January 24, 2007: Greens Worldwide, Inc. (stock symbol GRWW), the publicly traded parent company of the U.S. Pro Golf Tour, announced a proposed merger with Beat The Bogey Man, LLC and HyPerformance, Inc. The proposed merger is subject to the negotiation and execution of a definitive merger agreement, the approval of the company’s shareholders, and the satisfaction of many conditions, including due diligence examinations to be performed by all parties. “Through our subsidiaries U.S. Pro Golf Tour, Tight Lies Tour and Las Vegas Golf Schools, we believe that we have built the foundation for the premier developmental system in golf,” said Bill Conwell, CEO/President of Greens Worldwide. “Joining forces with Dr. Travis Fox of ‘Beat The Bogey Man’ would add a whole new dimension to our system and provide our USPGT professionals with a place to hone their skills and accelerate their journey to the future. Due to the many contingencies which must be addressed before this merger can occur, we cannot offer our assurance that this merger will occur.”

Dr. Travis Fox, creator of the patent pending “Beat The Bogey Man” method, which allows golfers to improve their game by three-five strokes in 30 days without physical practice, said “My methodology works with all levels – juniors, amateurs, recreational and professional. Our breakthrough DVD/CD product, as well as the enhanced curriculum of Las Vegas Golf Schools, will allow a person’s powerful subconscious mind to take over and automate their golf game.”

Dr. Fox works with PGA, LPGA and USPGT players to improve their mental focus. Dirk Ayers, a USPGT member, saw immediate improvement, saying “I met Dr. Fox when we played together in the USPGT Championship Pro-Am in November. I could tell just by talking to him that he brought something special into sports psychology and that he was someone I wanted to work with. A lot of guys are looking for a mental advantage, and Dr. Fox is a person who can really relate to the players. He’s already helped me with my game, and I’m looking forward to continuing my relationship with him.”

“The merger of these companies, if it occurs, would allow us to create a “farm system” for golf under one banner, create exciting, entertaining tournament events and provide players of all skill levels with the mechanical and mental coaching that will allow them to experience success,” said John Woodall, President of HyPerformance, Inc.

The proposed merger provides for, among other things, the issuance of Greens Worldwide common stock to Beat The Bogey Man, the issuance of Greens Worldwide common stock to the shareholders of Greens Worldwide as a stock dividend, amendments to the articles of incorporation and bylaws of Greens Worldwide, the adoption of a Greens Worldwide stock

Corporate Headquarters • 4767 New Broad St., Orlando, FL 32814 • 407 - 514 -2630 • 407 - 628 - 2287 fax

California Series Office • 3735 Helena Circle, La Verne CA 91750 • 909-592-1172

Tight Lies Series Office • 1732 East Branch Hollow Dr, Carrollton, TX 75007 • 972-492-4777 • 972-395-8812 fax

option plan, and the restructuring of the board of directors of Greens Worldwide. All of these events are subject to the successful negotiation and execution of definitive agreements with respect to their respective terms and due diligence examinations. These events are also subject to, among other items, shareholder approval and, as applicable, the approval of the lenders and other noteholders and warrant holders of Greens Worldwide.

For more information, please visit www.beatthebogeyman.com, www.usprogolftour.com, or www.grwwsports.com.

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About Dr. Travis Fox

Dr. Travis Fox, renowned Psychologist and Clinical Hypno-therapist, is the creator of the patent pending process used in programs such as his “Beat The Bogey Man,” the highly popular CD and DVD series that teaches “HyPerformance Relaxtion” techniques for the golf course.

Dr. Fox has been practicing for 15 years, holding doctorates in both Psychology and Clinical Hypnotherapy. Reaching beyond the common uses of conscious and subconscious models, Dr. Fox has perfected the use of “Subconscious Automation” to help people improve their lives in a variety of areas- weight loss, addictions, phobias, competitive athletics and more. He teaches clients to redefine and refine, to maximum optimization, their automatic processes, interrupt conscious negative thoughts and arrive at a higher degree of “output performance” on command.

Like many great golfers, Dr. Fox had aspirations of playing on the PGA TOUR. However, he soon realized that no matter how good his technique was, a bad day mentally translated to a bad day on the course. Dr. Fox’s personal experience competing in golf at the amateur, as well as the professional, levels was the impetus behind the development of the patent pending “Beat The Bogey Man” methodology. For the past 15 years, Dr. Fox has been creating the solution to help golfers of all skill sets improve their consistency and lower their scores through the power of their mind. His research is our gain with the introduction of the revolutionary, Patent Pending, “Beat The Bogey Man” Volume 101 DVD/CD set (4 DVDs, 4 CDs). Now, golfers everywhere can harness the effectiveness of his methodology and take their games to new levels saving them buckets of range balls and countless teaching aides.

Dr. Fox is featured bi-weekly and is the official “Head” coach on XM radios Pure Golf and Real Golf Radio programs, as well as The Dew Sweepers on Saturday mornings and he is a weekly contributor to several nationally syndicated media outlets, including being the “Head” coach for GolfObserver.com.

He is also touring nationally with his own “Beat The Bogey Man Experience”, which is a two-year challenge to help one million “head” cases across the U.S. improve their games. In addition, he is the official “Head” coach for the U.S. Pro Golf Tour and The Tight Lies Tour. Dr. Fox is married with two children and splits his time between Augusta, Georgia and McKinney, Texas.

Corporate Headquarters • 4767 New Broad St., Orlando, FL 32814 • 407 - 514 -2630 • 407 - 628 - 2287 fax

California Series Office • 3735 Helena Circle, La Verne CA 91750 • 909-592-1172

Tight Lies Series Office • 1732 East Branch Hollow Dr, Carrollton, TX 75007 • 972-492-4777 • 972-395-8812 fax

About Greens Worldwide, Inc.

Greens Worldwide, Inc. (www.grwwsports.com) is a vertically integrated sports marketing and management company, engaged in owning and operating sports entities and their support companies, and is publicly traded under the stock symbol GRWW. In its continuing effort to develop a more cohesive and synergistic organization, Greens Worldwide is structured in a way to allow all of its wholly owned subsidiaries to utilize each other’s resources to the greatest extent possible. In addition, the company’s strategic plan is to be able to deliver value to its shareholders by providing multiple sports platforms and media to leverage its partners’ advertising and promotional dollars, while delivering the finest entertainment opportunities to retain and build customers. For its non-sports businesses, Greens Worldwide expects to utilize the media and promotional benefits of its media platforms in Television, Radio, and Print, together with Internet Television and other like strategic relationships, to grow its consolidated revenues. The company intends to continue its strategy of acquiring profitable sports organizations and sports related firms, together with other businesses that would benefit from the synergy the company provides.

Greens Worldwide will prepare and file with the Securities and Exchange Commission a definitive proxy statement that will be sent to its shareholders seeking their approval of the proposed merger and other matters. The proxy statement will contain important information about Greens Worldwide, Beat The Bogey Man, HyPerformance and the merger and about the persons soliciting proxies from Greens Worldwide’s shareholders in the merger, including the officers and directors of Greens Worldwide, and their interests in the merger, such as their stock ownership in Greens Worldwide. Additional information about Greens Worldwide’s directors and executive officers is included in its Annual Report on Form 10-KSB for the year ended December 31, 2005 and Current Reports on Form 8-K that have been filed with the Securities and Exchange Commission, and will be included in the definitive proxy statement. All of such filings are available from Greens Worldwide at the address provided below.

Greens Worldwide urges its shareholders to read the proxy statement and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about Greens Worldwide, Beat The Bogey Man, HyPerformance and the proposed transaction.

Shareholders and investors may obtain free copies of the proxy statement and other documents related to the merger, once they are filed with the SEC, through the SEC’s web site at www.sec.gov. Free copies of the proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

William Conwell

President and Chief Executive Officer

Greens Worldwide Incorporated

346 Woodland Church Road

Hertford, North Carolina 27944

252-264-2064

Corporate Headquarters • 4767 New Broad St., Orlando, FL 32814 • 407 - 514 -2630 • 407 - 628 - 2287 fax

California Series Office • 3735 Helena Circle, La Verne CA 91750 • 909-592-1172

Tight Lies Series Office • 1732 East Branch Hollow Dr, Carrollton, TX 75007 • 972-492-4777 • 972-395-8812 fax

Forward-Looking Statements

The statements contained in this press release that are not purely historical fact, such as the statements with respect to the proposed merger, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Forward-looking statements deal with the Greens Worldwide’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the challenges relating to completing all of the requirements for the proposed merger, including negotiation and due diligence, the challenges relating to completing the merger once agreements are signed and those discussed from time to time in reports filed by the company with the Securities and Exchange Commission.

Corporate Headquarters • 4767 New Broad St., Orlando, FL 32814 • 407 - 514 -2630 • 407 - 628 - 2287 fax

California Series Office • 3735 Helena Circle, La Verne CA 91750 • 909-592-1172

Tight Lies Series Office • 1732 East Branch Hollow Dr, Carrollton, TX 75007 • 972-492-4777 972-395-8812 fax

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